SUB-ITEM 77E: LEGAL
PROCEEDINGS
Since October 2003,
Federated and related
 entities (collectively,
"Federated"), and various
Federated funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending in
the United States District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
 behalf of people who purchased,
owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified
periods beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading practices
including
market timing and late trading
 in concert with certain
institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
 first public announcement
that it had received requests
 for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
 General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
 with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed
market timing arrangements
and late trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
and Federated Securities
Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
 FIMC and the funds involved
in the arrangements, either
to other fund shareholders
 or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer
and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act. The NYAG found
that such conduct violated provisions
of New York State law. Federated entered into the settlements without admitting or denying the regulators' findings.
 As Federated previously reported in 2004, it has already paid approximately
 $8.0 million to certain funds as
 determined by an independent consultant.
As part
of these settlements, Federated
agreed to pay disgorgement and
a civil money penalty in the
aggregate amount of an
additional $72 million and,
among other things, agreed
that it would not serve as investment
adviser
 to any
registered investment company
unless (i) at least 75% of the
fund's directors are independent
of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
no
action may be taken by the fund's
board or any
committee thereof unless approved
 by a majority of the independent
trustees of the fund or committee,
 respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the independent trustees and
is responsible for
monitoring compliance by the
 fund with applicable laws
and fiduciary duties and for
managing the process by which
management fees charged to a
fund are approved. The settlements
are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About
Us" section of Federated's website
at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now
pending in the
United States District Court for
the Western District of Pennsylvania,
 alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law
 firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
have
been defending this litigation, and
none of the Funds remains a defendant
in any of the lawsuits (though some could potentially receive any recoveries as nominal defendants). Additional lawsuits based upon similar allegations may
be filed in the future. The potential
impact of these lawsuits, all of which
seek unquantified damages, attorneys'
fees, and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.


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